Exhibit 99.2
TRANSACTIONS IN UNITS DURING THE PAST SIXTY DAYS
BY THE REPORTING PERSONS
     The following table sets forth all transactions with respect to Units effected in the past sixty (60) days by any of the Reporting Persons inclusive of any transaction effected as of 5:30 p.m. Eastern Standard Time, on March 27, 2008.

Identity of Person	Transaction Dates	Units Acquired	Price Per Unit	Transaction Type

Trust Venture Company, LLC	1/28/2008	10,000	$9.99	Open Market

Trust Venture Company, LLC	1/29/2008	11,300	$10.00	Open Market

Trust Venture Company, LLC	1/30/2008	1,050	$10.00	Open Market

Trust Venture Company, LLC	2/01/2008	3,000	$10.00	Open Market

Trust Venture Company, LLC	2/04/2008	6,406	$10.00	Open Market

Trust Venture Company, LLC	2/05/2008	11,744	$10.00	Open Market

Trust Venture Company, LLC	2/06/2008	2,383	$10.00	Open Market

Trust Venture Company, LLC	2/07/2008	800	$10.00	Open Market

Trust Venture Company, LLC	2/08/2008	900	$10.00	Open Market

Trust Venture Company, LLC	2/12/2008	422,000	$11.09	Open Market

Trust Venture Company, LLC	02/15/2008	18,300	$10.21	Open Market

Trust Venture Company, LLC	02/19/2008	2,300	$10.25	Open Market

Trust Venture Company, LLC	02/21/2008	7,000	$10.20	Open Market

Trust Venture Company, LLC	03/06/2008	3,800	$9.21	Open Market

Trust Venture Company, LLC	03/07/2008	500	$9.49	Open Market

Trust Venture Company, LLC	03/10/2008	1,100	$9.50	Open Market

Trust Venture Company, LLC	03/11/2008	4,500	$9.50	Open Market

Trust Venture Company, LLC	03/12/2008	602	$9.47	Open Market

Trust Venture Company, LLC	03/13/2008	1,500	$9.45	Open Market

Trust Venture Company, LLC	03/14/2008	1,419	$9.49	Open Market

Trust Venture Company, LLC	03/17/2008	5,510	$9.50	Open Market

Trust Venture Company, LLC	03/18/2008	4,100	$9.59	Open Market

Trust Venture Company, LLC	03/19/2008	4,754	$9.50	Open Market

Trust Venture Company, LLC	03/20/2008	1,200	$9.50	Open Market

Trust Venture Company, LLC	03/24/2008	8,150	$9.47	Open Market

Trust Venture Company, LLC	03/25/2008	13,300	$9.79	Open Market

Trust Venture Company, LLC	03/26/2008	6,000	$10.00	Open Market

Trust Venture Company, LLC	03/27/2008	2,112	$9.95	Open Market